EXHIBIT 11.1
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

                        IVAX CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS(LOSS) PER SHARE
                      (In thousands, except per share data)

                                                           YEAR ENDED DECEMBER 31,
                                                       --------------------------------
                                                         1996         1995       1994
                                                       ---------    --------   --------
PRIMARY EARNINGS (LOSS) PER COMMON SHARE:

     Income (loss) before extraordinary items          $(158,679)   $114,801   $ 89,872
     Extraordinary items, net of tax                      (2,073)         34       (823)
                                                       ---------    --------   --------
     Net income (loss) for primary computation         $(160,752)   $114,835   $ 89,049
                                                       =========    ========   ========

     Average number of common and dilutive
         common equivalent shares-primary                120,949     119,253    116,339
                                                       =========    ========   ========

     Earnings (loss) before extraordinary items        $   (1.31)   $    .96   $    .77
                                                       =========    ========   ========
     Net earnings (loss)                               $   (1.33)   $    .96   $    .76
                                                       =========    ========   ========

FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE:

     Income (loss) before extraordinary items          $(158,679)   $114,801   $ 89,872
     Adjustment for interest expense on 9.00%
         Convertible Subordinated Debentures,
         net of tax                                         --            62         76
                                                       ---------    --------   --------
     Adjusted income (loss) before extraordinary
         items for fully diluted calculation            (158,679)    114,863     89,948
     Extraordinary items, net of tax                      (2,073)         34       (823)
                                                       ---------    --------   --------
     Net income (loss) for fully diluted computation   $(160,752)   $114,897   $ 89,125
                                                       =========    ========   ========

     Average number of common and dilutive
         common equivalent shares-fully diluted          120,949     120,365    116,792
                                                       =========    ========   ========

     Earnings (loss) before extraordinary items        $   (1.31)   $    .95   $    .77
                                                       =========    ========   ========

     Net earnings (loss)                               $   (1.33)   $    .95   $    .76
                                                       =========    ========   ========

AVERAGE NUMBER OF COMMON SHARES AND
     DILUTIVE COMMON SHARES EQUIVALENTS:

Primary shares:
     Average number of common shares outstanding         120,949     116,065    105,515
     Incremental shares for options and warrants            --         3,188      2,774
     Conversion of pooled company's convertible
         preferred stock                                    --          --        8,050
                                                       ---------    --------   --------
                                                         120,949     119,253    116,339
                                                       =========    ========   ========

Fully diluted shares:
     Average number of common shares outstanding         120,949     116,065    105,515
     Incremental shares for options and warrants            --         4,064      2,941
     Conversion of pooled company's convertible
         preferred stock                                    --          --        8,050
     Conversion equivalent of 9.00% Convertible
         Subordinated Debentures                            --           236        286
                                                       ---------    --------   --------
                                                         120,949     120,365    116,792
                                                       =========    ========   ========
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